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                                                                   EXHIBIT 23.11


                        CONSENT OF INDEPENDENT ACCOUNTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated April 17, 1996, relating to the financial statements of Prudential of Florida, Inc. which appear in the Current Report of Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                                          /s/ Joel Baum, P.A.



Certified Public Accountant
Coral Springs, Florida